UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 6, 2017

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, Ameris Bancorp (the “Company”) issued a news release announcing that, effective as of January 1, 2018, Dennis J. Zember Jr. has been appointed to serve as Chief Executive Officer of Ameris Bank, the wholly owned banking subsidiary of the Company. Mr. Zember, 48, has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of Ameris Bank since June 2016. From February 2005 until June 2016, Mr. Zember served as Executive Vice President and Chief Financial Officer of both the Company and Ameris Bank. In addition to his new role with Ameris Bank, Mr. Zember will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

The Company also announced that Nicole S. Stokes has been promoted to Executive Vice President and Chief Financial Officer of the Company and Ameris Bank. Ms. Stokes, 43, joined the Company in December 2010 as Senior Vice President and Controller and was previously promoted to Senior Vice President and Chief Financial Officer of Ameris Bank in June 2016. Her promotion is also effective as of January 1, 2018.

At the effective time of these promotions, Mr. Zember’s base salary will be increased from $375,000 to $500,000, and Ms. Stokes’ base salary will be increased from $200,000 to $300,000. There are no other arrangements or understandings between either Mr. Zember or Ms. Stokes and any other person pursuant to which they have been appointed to their respective positions. Neither Mr. Zember nor Ms. Stokes has any family relationships that are required to be disclosed under Item 401(d) of Regulation S-K, and neither of them is a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Additionally, the Company reported in its news release that Edwin W. Hortman, Jr., who has been Chief Executive Officer of Ameris Bank since January 2005, will remain President and Chief Executive Officer of the Company, titles he has also held since that time, and will also assume the role of Executive Chairman of both the Company and Ameris Bank as of January 1, 2018. The Company also announced that Daniel B. Jeter, who has served as Chairman of the Board since May 2007, has been appointed by the Company’s board of directors to serve as lead independent director as well.

The Company’s news release announcing these changes is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: December 11, 2017